Exhibit 1.1

[K&L Gates LLP Letterhead]

September 24, 2009

Nuveen Enhanced Municipal Value Fund

333 West Wacker Drive

Chicago, Illinois 60606

Ladies and Gentlemen:

Nuveen Enhanced Municipal Value Fund

As counsel for Nuveen Enhanced Municipal Value Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-160963 and 811-22323) on September 1, 2009.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP